===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): July 11, 1997 (June 23, 1997)


                             SFX BROADCASTING, INC.
               (Exact name of registrant as specified in charter)


           DELAWARE                  0-22486                    13-3649750
(State or Other Jurisdiction   (Commission File No.)          (IRS Employer
       of Incorporation)                                    Identification No.)


150 EAST 58TH STREET, 19TH FLOOR, NEW YORK, NEW YORK              10155
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


      Registrant's telephone number, including area code:   (212) 407-9191


                                      N/A
         (Former name or former address, if changed since last report)


===============================================================================

ITEM 5. OTHER EVENTS

   Unaudited Condensed Pro Forma Condensed Combined Financial Statements of SFX Broadcasting, Inc.

   Attached hereto as Annex A and incorporated herein by reference are Unaudited Pro Forma Condensed Combined Financial Statements of SFX Broadcasting, Inc. (the "Company").

   Increase in Line of Credit

   On June 23, 1997, the Company increased the amount of its senior revolving credit facility (the "Credit Agreement") to $400.0 million and reduced the applicable interest rate on borrowings thereunder. Borrowings under the Credit Agreement may be used to finance permitted acquisitions, for working capital and general corporate purposes, and for letters of credit up to $30.0 million. Any amounts outstanding under the Credit Agreement are due on June 30, 2005. The amount that may be borrowed by the Company under the Credit Agreement shall be reduced by $18.0 million on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2000 and ending on December 31, 2004, and by $20.0 million on each of March 31, 2005 and June 30, 2005. Interest on the funds borrowed under the Credit Agreement is based on a floating rate selected by the Company of either (i) the higher of (a) The Bank of New York's prime rate and (b) the federal funds rate plus 0.5%, plus, in each case, a margin which varies from 0.0% to 1.0%, based on the Company's then-current leverage ratio, or (ii) a rate tied to LIBOR plus a margin which varies from 0.5% to 2.25%, based on the Company's then-current leverage ratio. The Company must prepay outstanding borrowings in advance of their scheduled due dates in certain circumstances. The Company must pay an annual commitment fee equal to a specified percentage of the unutilized commitments under the Credit Agreement. The commitment fee is either 0.375% or 0.250%, depending on the Company's leverage ratio. The Company's obligations under the Credit Agreement are secured by substantially all of its assets, including property, stock of subsidiaries and accounts receivable, and are guaranteed by the Company's subsidiaries. The foregoing description of the Credit Agreement does not purport to be complete and is qualified by reference to the copy of the Credit Agreement attached hereto as an exhibit, which is incorporated herein by reference.

   Acquisition of Assets of Sunshine Promotions, Inc. and Other Related
Entities

   On June 23, 1997, the Company acquired substantially all of the assets of Sunshine Promotions, Inc., one of the largest concert promoters in the Midwest, and certain other related entities. The purchase price consisted of the payment of an aggregate of approximately $53.9 million to the sellers and to their creditors, the issuance of approximately $4.0 million worth of Class A Common Stock of the Company, half of which was issued at the closing and the remainder of which is to be issued ratably on the first and second anniversaries of the closing, the issuance of a five-year note in the principal amount of $2.0 million, without interest, the assumption of negative working capital of approximately $2.6 million and the assumption of substantially all of the remaining debt and capital lease obligations (which have a value of approximately $800,000) of the acquired entities. The assets acquired include Deer Creek Music Center, a 21,000 seat complex located in Indianapolis, Indiana, the Polaris Amphitheatre, a 20,000 seat complex located in Columbus, Ohio, and a lease to operate Murat Centre, a 2,700 seat theater and 2,200 seat ballroom located in Indianapolis, Indiana.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   10.1 Third Amended and Restated Credit Agreement, dated as of June 23, 1997, among SFX Broadcasting, Inc., the subsidiaries of SFX Broadcasting, Inc. from time to time parties thereto, The Bank of New York, individually and as agent for the lenders, and the lenders from time to time parties thereto.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                       SFX BROADCASTING, INC.

                                       By: /s/ Thomas P. Benson
                                           ----------------------------------
                                           Name: Thomas P. Benson
                                           Title:  Vice President and Chief
                                           Financial Officer

Date: June 30, 1997

                                                                        ANNEX A

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. The actual results of the Company may differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the ability of the Company to achieve cost savings, revenue of stations owned or to be acquired, the need for additional financing, consummation of the Pending Transactions (see Glossary), integration of the acquired stations, and the management of growth. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

   In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements and the respective notes to such financial statements incorporated herein by reference. The pro forma information is based upon tentative allocations of purchase price for the Pending Transactions, and does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results if the aforementioned transactions are completed. The Company cannot predict whether the consummation of the acquisitions or dispositions will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements. The Unaudited Pro Forma Statement of Operations data as of March 31, 1997 and December 31, 1996 include adjustments to station operating expenses to reflect savings that management believes it would have been able to achieve through the implementation of its strategy had the Pending and Recent Transactions been consummated as of January 1, 1996. However, there can be no assurance that the Company will be able to achieve such savings, if any. Management does not have sufficient information to determine the extent of cost savings, if any, associated with the Hearst Acquisition, Charlotte Exchange, and Greenville Exchange applicable to the December 31, 1996 and March 31, 1997 Unaudited Pro Forma Statements of Operations, that it anticipates it will be able to achieve.

   The Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 1997 is presented as if the Company had completed the Recent and Pending Transactions as of March 31, 1997. No adjustment has been made to the Unaudited Pro Forma Condensed Combined Balance Sheet for the Greenville Exchange, CBS Exchange, Charlotte Exchange or Chancellor Exchange, other than the receipt or payment of cash, as they will be recorded at historical cost.

   The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 are presented as if the Company had completed the Recent and Pending Transactions as of January 1, 1996. The Albany Acquisition, the Chancellor Exchange, Greenville Exchange and the Greenville Acquisition have not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as they would not have a material impact.

                             SFX BROADCASTING, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                       SFX
                   BROADCASTING      SECRET        CAPSTAR                                               PRO FORMA
                     INC. AS     COMMUNICATIONS  DISPOSITION    SUNSHINE       HEARST      RICHMOND     ADJUSTMENTS
                     REPORTED     ACQUISITION        (1)       ACQUISITION   ACQUISITION  ACQUISITION       (2)         PRO FORMA
                   ------------  --------------  -----------   -----------   -----------  -----------   -----------     ---------
ASSETS
Current assets..... $  170,052      $ 6,878       $ 56,771       $ 6,015       $3,574       $ 4,366      $  (4,100)(a)  $   58,207
                                                                                                               600 (a)
                                                                                                           206,000 (b)
                                                                                                            (4,000)(c)
                                                                                                           (26,600)(d)
                                                                                                            (4,366)(d)
                                                                                                            (6,878)(e)
                                                                                                          (245,000)(e)
                                                                                                           (57,531)(f)
                                                                                                            (3,574)(g)
                                                                                                           (35,000)(g)
                                                                                                            (9,000)(h)
Property and
 equipment, net....     89,398        4,324         (5,112)       34,587        1,034         1,095             --         125,326
Intangible assets,
 net...............    765,597       40,208        (34,085)           --           --         5,770          4,000 (c)   1,115,719
                                                                                                            12,271 (c)
                                                                                                            36,183 (d)
                                                                                                           210,275 (e)
                                                                                                            32,534 (f)
                                                                                                            33,966 (g)
                                                                                                             9,000 (h)
Other assets.......     55,075          193           (324)          878          283            52        (12,271)(c)      16,225
                                                                                                           (16,500)(d)
                                                                                                           (10,000)(e)
                                                                                                              (878)(f)
                                                                                                              (283)(g)
                    ----------      -------       --------       -------       ------       -------      ---------
Total assets....... $1,080,122      $51,603       $ 17,250       $41,480       $4,891       $11,283      $ 108,848      $1,315,477
                    ==========      =======       ========       =======       ======       =======      =========      ==========

                            SFX
                        BROADCASTING      SECRET        CAPSTAR                                            PRO FORMA
                          INC. AS     COMMUNICATIONS  DISPOSITION   SUNSHINE      HEARST      RICHMOND    ADJUSTMENTS
                          REPORTED     ACQUISITION        (1)      ACQUISITION  ACQUISITION  ACQUISITION      (2)         PRO FORMA
                        ------------  --------------  -----------  -----------  -----------  -----------  -----------     ---------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities ..   $   56,131      $ 2,685        $(1,453)     $ 9,657      $1,257       $ 2,555      $ (3,500)(a) $   60,835
                                                                                                              (2,555)(d)
                                                                                                              (2,685)(e)
                                                                                                              (1,257)(g)
Other liabilities ....       15,653           --             --           --       3,862            --         3,357 (f)     19,010
                                                                                                              (3,862)(g)
Long-term debt
 (including current
 portion):
 Credit
 Agreement............           --           --             --           --          --            --       206,000 (b)    206,000
 Senior Subordinated
 Notes ...............      450,000           --             --           --          --            --            --        450,000
 Acquired
 company debt.........           --       31,890           (500)      31,094          --        16,240       (16,240)(d)         91
                                                                                                             (31,890)(e)
                                                                                                             (30,503)(f)
Other debt............        1,080           --             --           --          --            --            --          1,080
Deferred taxes........      102,254           --             --           --          --            --            --        102,254
Redeemable preferred
 stock
 Series B
 Preferred Stock......          943           --             --           --          --            --            --            943
 Series C
 Preferred Stock......           10           --             --           --          --            --            --             10
 Series D
 Preferred Stock......      141,402           --             --           --          --            --            --        141,402
 Series E
 Preferred Stock......      225,000           --             --           --          --            --            --        225,000
Stockholders'
 equity...............       87,649       17,028         19,203          729        (228)       (7,512)        7,512 (d)    108,852
                                                                                                             (17,028)(e)
                                                                                                                (729)(f)
                                                                                                               2,000 (f)
                                                                                                                 228 (g)
                         ----------      -------        -------      -------      ------       -------      --------     ----------
Total liabilities and
 stockholders'
 equity...............   $1,080,122      $51,603        $17,250      $41,480      $4,891       $11,283      $108,848     $1,315,477
                         ==========      =======        =======      =======      ======       =======      ========     ==========

        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1) Capstar Disposition

   To reflect the Capstar Disposition for $60,000,000 in cash to the Company. The Company will record a gain of approximately $19,000,000 on the Disposition.

                                                               JACKSON
                                                                 AND
                                                               BILOXI       CAPSTAR
                                              SALE PROCEEDS   STATIONS    DISPOSITION
                                              -------------   --------    -----------
                                                           (IN THOUSANDS)
ASSETS
Current assets ..............................     $60,000      $ (3,229)    $ 56,771
Property and equipment, net .................                    (5,112)      (5,112)
Intangible assets, net ......................                   (34,085)     (34,085)
Other assets ................................                      (324)        (324)
                                                  -------      --------     --------
 Total assets ...............................     $60,000      $(42,750)    $ 17,250
                                                  =======      ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................                  $ (1,453)    $ (1,453)
Long-term debt ..............................                      (500)        (500)
Stockholders' equity ........................     $60,000       (40,797)      19,203
                                                  -------      --------     --------
 Total liabilities and stockholders' equity       $60,000      $(42,750)    $ 17,250
                                                  =======      ========     ========

   The Company expects to use the proceeds of the Capstar Disposition to complete a similar acquisition so that the Capstar disposition can be treated as a like-kind exchange which would be substantially tax free. Should the Company be unable to structure such a transaction, the Company would utilize its available net operating loss carryforwards and pay approximately $6,000,000 in additional income taxes.

(2) Pro Forma Adjustments

   a. Represents the pending Little Rock Disposition for $4,100,000, $3,500,000 of which has been received as a deposit and the removal of related assets held for sale of $4,100,000 from SFX's balance sheet. No gain or loss will be recognized by the Company in connection with this transaction.

   b. To reflect the remaining cash needs, to complete the Pending Transactions, assumed to be borrowed under the Credit Agreement.

   c.     To reflect additional acquisition costs related to the Pending
          Transactions.

   d. To reflect the Richmond Acquisition for $43,100,000 in cash ($16,500,000 of which has been paid as a deposit), the recording of the related excess of the purchase price paid over the net book value of the assets carried on the adjusted balance sheet of $36,183,000, and adjustments to remove current assets of $4,366,000, current liabilities of $2,555,000, long-term debt of $16,240,000 and stockholders' deficit of $7,512,000.

   e. To reflect the Secret Communications Acquisition for $255,000,000 in cash ($10,000,000 of which has been paid as a deposit), the related excess of the purchase price paid over net book value of the assets carried on the adjusted balance sheet of $210,275,000 and the adjustments to remove $6,878,000 of current assets, $2,685,000 of current liabilities, and $17,028,000 of stockholders' equity.

   f. To reflect the Sunshine Acquisition for $62,888,000, $57,531,000 in cash (including $30,503,000 in debt repayment, a $3,642,000 working capital deficiency as of March 1997 and debt and capital lease obligations of $591,000), $2,000,000 in SFX stock, and future cash and stock commitments with a present value of $3,357,000, the recording of the excess of the purchase price over the net book value of assets carried on the adjusted balance sheet of $32,534,000, and adjustments to remove $878,000 of other assets and $729,000 of stockholders' equity which are not being acquired.

   g. To reflect the Hearst Acquisition for $35,000,000, the related excess of the purchase price paid over net book value of $33,966,000, and the adjustments to remove $3,574,000 of current assets, $283,000 of other assets, $1,257,000 of current liabilities, $3,862,000 of other liabilities, and stockholders' deficit of $228,000.

   h. To reflect the $11,000,000 of cash to be received in the Chancellor Exchange and the $20,000,000 of cash to be paid in the Charlotte Exchange. No gain or loss will be recognized because the fair market value of the stations received, as adjusted for cash received or paid, equals the carrying value of the stations exchanged.

                             SFX BROADCASTING, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997
                    (In Thousands, Except Per Share Amounts)

                          SFX
                     BROADCASTING,
                        INC. AS    TEXAS COAST  HARTFORD     MEADOWS
                       REPORTED    ACQUISITION ACQUISITION ACQUISITION
                     ------------- ----------- ----------- -----------
Net broadcast
 revenues............  $   44,991      $652        $638
Concert promotion
 revenue ............       7,789        --          --        $ 601
Station and other
 operating expenses .      29,916       401         664
Concert promotion
 operating expense  .       7,738        --          --          631
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs...............       8,145        --          --          221

Corporate expenses ..       2,049*       --          --           --
                       ----------      ----        ----        -----
Operating income
 (loss)..............       4,932       251         (26)        (251)
Interest expense  ...      12,815        --          --          199

Other expense
 (income)............      (1,680)       --          --           (1)
                       ----------      ----        ----        -----
Income before income
 tax expense.........      (6,203)      251         (26)        (449)
Income tax expense
 (benefit)...........         285        --          --           --
                       ----------      ----        ----        -----
Net income (loss)  ..      (6,488)      251         (26)        (449)
Preferred stock
 dividend
 requirement.........       7,952        --          --           --
                       ----------      ----        ----        -----
Net income (loss)
 applicable to
 common shares.......  $  (14,440)     $251        $(26)       $(449)
                       ==========      ====        ====        =====
Net loss per common
 share...............  $    (1.58)
Average common
 shares outstanding .   9,161,433

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    SECRET
                                COMMUNICATIONS             CHARLOTTE                                       PRO FORMA
                         CBS     ACQUISITION    RICHMOND   EXCHANGE   SUNSHINE     CAPSTAR     HEARST     ADJUSTMENTS
                     EXCHANGE(7)     (8)       ACQUISITION    (9)    ACQUISITION DISPOSITION ACQUISITION      (6)       PRO FORMA
                     ----------- -----------   ----------- --------- ----------- ----------- -----------  -----------   ---------
Net broadcast
 revenues............   $ (60)      $8,231       $1,933     $  908                 $(2,836)    $1,758                  $   56,215
Concert promotion
 revenue ............      --           --           --         --     $ 5,357          --         --                      13,747
Station and other
 operating expenses .     630        5,327        1,547      1,058                  (1,761)     1,910         (470)(a)     39,222
Concert promotion
 operating expense  .      --           --           --         --       5,977          --         --                      14,346
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs...............      --          891           --        125         388        (393)        36      $    42 (b)     11,662
                                                                                                             1,915 (c)
                                                                                                               198 (d)
                                                                                                                25 (c)
                                                                                                                69 (o)
Corporate expenses ..      --           --           --         --          --          --         --           --          2,049
                     --------- -------------- ----------- --------- ----------- ----------- ----------- -----------    ---------
Operating income
 (loss)..............    (690)       2,013          386       (275)     (1,008)       (682)      (188)      (1,779)         2,683
Interest expense  ...      --           --           --         --         512        (666)        --        3,707 (b)     16,687
                                                                                                               107 (k)
                                                                                                                13 (m)
Other expense
 (income)............      --           77           --         --        (228)         --         --          (77)(l)     (1,909)

                     --------- -------------- ----------- --------- ----------- ----------- ----------- -----------    ---------
Income before income
 tax expense.........    (690)       1,936          386       (275)     (1,292)        (16)      (188)      (5,529)       (12,095)
Income tax expense
 (benefit)...........      32           --           --         --          --          --         --                         317
                     --------- -------------- ----------- --------- ----------- ----------- ----------- -----------    ---------
Net income (loss)  ..    (722)       1,936          386       (275)     (1,292)        (16)      (188)      (5,529)       (12,412)
Preferred stock
 dividend
 requirement.........      --           --           --         --          --          --         --        1,579 (j)      9,531
                     --------- -------------- ----------- --------- ----------- ----------- ----------- -----------    ---------
Net income (loss)
 applicable to
 common shares.......   $(722)      $1,936       $  386     $ (275)    $(1,292)    $   (16)    $ (188)     $(7,108)    $  (21,943)
                     ========= ============== =========== ========= =========== =========== =========== ===========    ==========
Net loss per common
 share...............                                                                                                  $    (2.38)
Average common
 shares outstanding .                                                                                       70,796 (n)  9,232,229

--------------
*  Net of $625 of fees from Triathlon.

                             SFX BROADCASTING, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                    (In Thousands, Except Per Share Amounts)

                                             LIBERTY       PRISM
                                           ACQUISITION  ACQUISITION                 HOUSTON
                          SFX               INCLUDING    INCLUDING                 EXCHANGE
                     BROADCASTING,   MMR    WASHINGTON   LOUISVILLE   OTHER 1996  AND DALLAS
                        INC. AS    MERGER  DISPOSITIONS DISPOSITIONS ACQUISITIONS DISPOSITION
                       REPORTED      (1)       (2)          (3)          (4)          (5)
                     ------------- ------- ------------ ------------ ------------ -----------
Net broadcast
 revenues............  $  143,061   $20,038   $24,992      $13,511      $  4,728    $ (8,680)
Concert promotion
 revenue ............          --        --        --           --            --          --
Station and other
 operating
 expenses............      92,816    10,739    17,774       10,897         2,869     (10,307)
Concert promotion
 operating expense  .          --        --        --           --            --          --
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition
 related costs.......      17,311     6,081     5,150        1,241         1,492        (284)

Corporate expenses ..       6,313     1,253     1,478          808           111         110

Other................      28,994       577        --           --            --      (3,500)
                       ----------   -------   -------      -------      --------    --------
Operating income
 (loss)..............      (2,373)    1,388       590          565           256       5,301
Interest expense  ...      34,897        --     3,326          773           382      (1,667)

Other expense
 (income)............      (2,117)       --     5,935           --       (11,948)         --
                       ----------   -------   -------      -------      --------    --------
Income before income
 tax expense.........     (35,153)    1,388    (8,671)        (208)       11,822       6,968
Income tax expense
 (benefit)...........         480        --    (3,378)          --            45         938
                       ----------   -------   -------      -------      --------    --------
Net income (loss) ...     (35,633)    1,388    (5,293)        (208)       11,777       6,030
Preferred stock
 dividend
 requirement.........       6,061        --        --           --            --          --
                       ----------   -------   -------      -------      --------    --------
Net income (loss)
 applicable to
 common shares.......  $  (41,694)  $ 1,388   $(5,293)     $  (208)     $ 11,777    $  6,030
                       ==========   =======   =======      =======      ========    ========
Net loss per common
 share...............  $    (4.57)
Average common
 shares
 outstanding.........   9,127,985

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      DELSENER/                                         CBS
                       SLATER    TEXAS COAST  HARTFORD     MEADOWS    EXCHANGE
                     ACQUISITION ACQUISITION ACQUISITION ACQUISITION    (7)
                     ----------- ----------- ----------- -----------  --------
Net broadcast
 revenues............               $4,281      $5,742                $    10
Concert promotion
 revenue ............   $51,084         --          --      $10,314        --
Station and other
 operating
 expenses............                2,968       5,607                  1,288
Concert promotion
 operating expense  .    45,983         --          --        9,312        --
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition
 related costs.......       747         36          27        1,550        --

Corporate expenses ..        --         --          --           --        --

Other................        --        (48)         --           --      (363)
                        -------     ------      ------      -------   -------
Operating income
 (loss)..............     4,354      1,325         108         (548)     (915)
Interest expense  ...        60         --          19        1,166        --

Other expense
 (income)............        --        (65)         (8)          --        --
                        -------     ------      ------      -------   -------
Income before income
 tax expense.........     4,294      1,390          97       (1,714)     (915)
Income tax expense
 (benefit)...........       106         22          32           --       783
                        -------     ------      ------      -------   -------
Net income (loss) ...     4,188      1,368          65       (1,714)   (1,698)
Preferred stock
 dividend
 requirement.........        --         --          --           --        --
                        -------     ------      ------      -------   -------
Net income (loss)
 applicable to
 common shares.......   $ 4,188     $1,368      $   65      $(1,714)  $(1,698)
                        =======     ======      ======      =======   =======
Net loss per common
 share ..............
Average common
 shares
 outstanding ........

                             SFX BROADCASTING, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   YEAR ENDED DECEMBER 31, 1996 -- CONTINUED
                    (In Thousands, Except Per Share Amounts)

                         SECRET
                     COMMUNICATIONS                CHARLOTTE                                              PRO FORMA
                      ACQUISITION     RICHMOND     EXCHANGE     SUNSHINE       CAPSTAR       HEARST      ADJUSTMENTS
                          (8)        ACQUISITION      (9)      ACQUISITION   DISPOSITION   ACQUISITION       (6)        PRO FORMA
                     -------------- ------------- ----------- ------------- ------------- ------------- -------------  -----------
Net broadcast
 revenues............    $35,532        $ 9,007      $6,222                     $(9,012)      $15,631      $   (450)(o) $ 264,613

Concert promotion
 revenue ............         --             --          --        45,654            --            --            --       107,052

Station and other
 operating
 expenses............     20,844          7,757       3,885       $    --        (5,265)       15,130        (8,540)(a)   168,462

Concert promotion
 operating expense  .         --             --          --        38,999            --            --           100 (a)    94,194

Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition
 related costs ......      3,970            780         500         1,492          (852)          293         1,491 (b)    51,802

                                                                                                              9,843 (c)
                                                                                                                100 (e)
                                                                                                                559 (f)
                                                                                                                275 (o)
Corporate expenses ..         --          1,037          --            --            --           169        (3,713)(g)     6,000*
                                                                                                              1,434 (g)
                                                                                                             (3,000)(h)
Other................          2             --          --            --            --            --            --        25,662
                         -------        -------      ------       -------       -------       -------      --------     ---------
Operating income
 (loss)..............     10,716           (567)      1,837         5,163        (2,895)           39         1,201        25,545

Interest expense  ...         --          1,210          --         2,930        (2,108)           --         7,922 (b)    66,752

                                                                                                             17,059 (b)
                                                                                                                716 (k)
                                                                                                                 67 (m)
Other expense
 (income)............      1,175             --          --          (436)         (538)           --        (5,935)(i)    (3,192)
                                                                                                             11,920 (i)
                                                                                                             (1,175)(l)
                         -------        -------      ------       -------       -------       -------      --------     ---------
Income before income
 tax expense.........      9,541         (1,777)      1,837         2,669          (249)           39       (29,373)      (38,015)
Income tax expense
 (benefit)...........         --             --          --            --            --            --         1,612 (i)       640
                         -------        -------      ------       -------       -------       -------      --------     ---------
Net income (loss) ...      9,541         (1,777)      1,837         2,669          (249)           39       (30,985)      (38,655)

Preferred stock
 dividend
 requirement.........         --             --          --            --            --            --        32,063 (j)    38,124
                         -------        -------      ------       -------       -------       -------      --------     ---------
Net income (loss)
 applicable to
 common shares.......    $ 9,541        $(1,777)     $1,837       $ 2,669       $  (249)      $    39      $(63,048)    $ (76,779)
                         =======        =======      ======       =======       =======       =======      ========     =========
Net loss per common
 share...............                                                                                                   $   (8.35)
Average common
 shares
 outstanding.........                                                                                        70,796 (n) 9,198,781

--------------
*   Net of $3,000 of fees from Triathlon; see Note 6(a).

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS

(1) MMR Merger

   Reflects the net effect of the historical operations of Multi-Market Radio, Inc. ("MMR") as adjusted for acquisitions and dispositions.

                                               YEAR ENDED DECEMBER 31, 1996
                             ----------------------------------------------------------------
                                                             MMR
                                 AS           MMR         HARTFORD       PRO FORMA      MMR
                              REPORTED  DISPOSITIONS(A)  ACQUISITION    ADJUSTMENTS   MERGER
                              --------  ---------------  -----------    -----------   ------
                                                       (IN THOUSANDS)
Net broadcast revenues.......  $18,832       $(1,623)       $2,829                    $20,038
Station operating expenses ..   11,422        (1,931)        2,040        $  (792)(b)  10,739
Depreciation/amortization ...    7,611        (1,833)          277             26 (c)   6,081
Corporate expenses...........    2,517            --            --          1,253 (d)   1,253
                                                                           (2,517)(d)
Other........................       63            --            --            514 (f)     577
                               -------       -------        ------        -------     -------
Operating income (loss) .....   (2,781)        2,141           512          1,516       1,388
Interest expense.............    5,265            --           274         (5,539)(e)      --
Other expense (income).......       --           (57)          (12)            69 (e)      --
Income tax expense
 (benefit)...................                     --             7             (7)(e)      --
                               -------       -------        ------        -------     -------
Net income (loss)............  $(8,046)      $ 2,198        $  243        $ 6,993     $ 1,388
                               =======       =======        ======        =======     =======

--------------
(a) Reflects the elimination of the operations of stations WRSF-FM, sold in March 1996, WRXR-FM and WKBG-FM, sold in July 1996, and the pending Little Rock Disposition and recent Myrtle Beach Disposition.

(b) Reflects cost savings of $792,000 for the year ended December 31, 1996, which would have been achieved in connection with the MMR Hartford Acquisition had the transaction been consummated as of January 1, 1996, consisting principally of the elimination of certain duplicative technical sales and general and administrative functions due to operating a cluster of stations in the Hartford market.

(c) Reflects $26,000 for the year ended December 31, 1996, in amortization of intangible assets recorded in connection with the MMR Merger, Myrtle Beach Acquisition, MMR Hartford Acquisition, related incremental deferred taxes and change in amortization periods.

(d) To record incremental corporate overhead charges of $1,253,000 associated with the MMR Merger for the year ended December 31, 1996, and to eliminate MMR's existing corporate overhead of $2,517,000 for the year ended December 31, 1996.

(e) Elimination of a nonrecurring income of $69,000 for the year ended December 31, 1996, interest expense of $5,539,000 for the year ended December 31, 1996, and income tax expense of $7,000 for the year ended December 31, 1996.

(f) Reflects non-cash compensation charge for the issuance of shares of the Series A and Series B Convertible Preferred Stock of MMR. The shares of Series A and Series B stock were issued to certain officers and advisors of MMR in July and November 1996, respectively, and converted into Class A Common Stock of the Company upon consummation of the MMR Merger. Certain of the shares issued pursuant to the Series A and Series B conversions which were issued to individuals currently employed by the Company are being held in escrow and will be released in five equal annual installments ending in April 2001.

(2) Liberty Acquisition

   Reflects the net effect of the historical operations of the Liberty Acquisition adjusted for the Washington Dispositions.

                                 YEAR ENDED DECEMBER 31, 1996
                           -----------------------------------------
                            LIBERTY AS    WASHINGTON      LIBERTY
                             REPORTED    DISPOSITIONS   ACQUISITION
                           ------------ -------------- -------------
                                        (IN THOUSANDS)
Net broadcast revenues ....   $25,966       $  (974)       $24,992
Station operating
 expenses..................    19,337        (1,563)        17,774
Depreciation/amortization .     5,926          (776)         5,150
Corporate expenses.........     1,566           (88)         1,478
                              -------       -------        -------
Operating income...........      (863)        1,453            590
Interest expense...........     3,467          (141)         3,326
Other expense (income)  ...     5,935            --          5,935
Income tax benefit.........    (3,378)           --         (3,378)
                              -------       -------        -------
Net income (loss)..........   $(6,887)      $ 1,594        $(5,293)
                              =======       =======        =======

(3) Prism Acquisition

   Reflects the net effect of the historical operations of the Prism Acquisition adjusted for the Louisville Dispositions.

                                YEAR ENDED DECEMBER 31, 1996
                           ---------------------------------------
                            PRISM AS    LOUISVILLE       PRISM
                            REPORTED   DISPOSITIONS   ACQUISITION
                           ---------- -------------- -------------
                                        (IN THOUSANDS)
Net broadcast revenues ....  $16,859      $(3,348)       $13,511
Station operating
 expenses..................   13,373       (2,476)        10,897
Depreciation/amortization .    1,599         (358)         1,241
Corporate expenses.........      808           --            808
                             -------      -------        -------
Operating income (loss) ...    1,079         (514)           565
Interest expense...........      773           --            773
                             -------      -------        -------
Net loss...................  $   306      $  (514)       $  (208)
                             =======      =======        =======

(4) Other 1996 Acquisitions

   Reflects the net effect of the combined historical operations of the Greensboro Acquisition, the Raleigh-Greensboro Acquisitions, the Greenville Acquisition and the Jackson Acquisitions.

                                         YEAR ENDED DECEMBER 31, 1996
                            ------------------------------------------------------
                               RALEIGH-
                            GREENSBORO AND
                              GREENSBORO    GREENVILLE      JACKSON
                             ACQUISITIONS   ACQUISITION   ACQUISITIONS    TOTAL
                            -------------- ------------- -------------- ----------
                                                 (IN THOUSANDS)
Net broadcast revenues  ....     $3,619       $    639         $470       $  4,728
Station operating expenses        2,264            271          334          2,869
Depreciation/amortization  .      1,168            244           80          1,492
Corporate expenses .........          4            107           --            111
                                 ------       --------         ----       --------
Operating income (loss) ....        183             17           56            256
Interest expense............         59            323           --            382
Other expense (income) .....        (51)       (11,897)          --        (11,948)
Income tax expense..........         45             --           --             45
                                 ------       --------         ----       --------
Net income (loss)...........     $  130       $ 11,591         $ 56       $ 11,777
                                 ======       ========         ====       ========

(5) Houston Exchange and Dallas Disposition

   To reflect the exchange of KRLD-AM and the Texas State Networks for KKRW-FM in the Houston Exchange, and the sale of KTCK-AM in the Dallas Disposition.

                                                        YEAR ENDED DECEMBER 31, 1996
                            -------------------------------------------------------------------------------------
                                                                                              HOUSTON EXCHANGE
                                      DISPOSITIONS             ACQUISITION   ADJUSTMENTS*  AND DALLAS DISPOSITION
                            --------------------------------- ------------- -------------- ----------------------
                              KRLD-AM      TSN      KTCK-AM      KKRW-FM
                            ----------- ---------- ---------- -------------
                                                                (IN THOUSANDS)
Net broadcast revenues  ....  $(10,711)   $(2,843)   $(2,136)     $7,010        $    --            $ (8,680)
Station operating expenses      (9,316)    (2,222)    (2,490)      3,721             --             (10,307)
Depreciation/amortization  .    (1,157)      (226)      (284)         81          1,302                (284)
Corporate expenses .........        --         --         --         110             --                 110
Other.......................    (1,600)        --     (1,900)         --             --              (3,500)
                              --------    -------    -------      ------        -------            --------
Operating income (loss)  ...     1,362       (395)     2,538       3,098         (1,302)              5,301
Interest expense ...........    (1,482)      (373)       188          --             --              (1,667)
Other expense (income)  ....        --         --         --         938             --                 938
                              --------    -------    -------      ------        -------            --------
Net income (loss) ..........  $  2,844    $   (22)   $ 2,350      $2,160        $(1,302)           $  6,030
                              ========    =======    =======      ======        =======            ========

--------------
(*) To reflect historical depreciation and amortization of KRLD-AM and the Texas State Networks and the disposition of KTCK-AM.

(6) Pro Forma Adjustments

   a. Reflects cost savings which would have been realized for the year ended December 31, 1996 following the Liberty Acquisition, the Chancellor Exchange, the Prism Acquisition, the Jackson Acquisitions, the Richmond Acquisition, the Texas Coast Acquisition and Hartford Acquisition and for the three months ended March 31, 1997 following the Richmond Acquisition, Hartford Acquisition, and Texas Coast Acquisition, had these transactions been consummated as of January 1 of their respective periods. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to operating a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

      Also reflected are the elimination of non-recurring losses of Delsener/Slater and the elimination of certain salaries and expenses of employee-shareholders in connection with the Hartford Acquisition.

      Management anticipates there will be additional cost savings associated with the Hearst Acquisition, Charlotte Exchange and Greenville Exchange; however the Company does not currently have sufficient information to determine the extent of the cost savings related to these transactions for the year ended December 31, 1996 and the three months ended March 31, 1997.

      While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, the Company's ability to achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond the Company's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that the Company will realize all such cost savings.

   b. To reflect interest expense of $12,094,000 and $48,375,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, related to the $450,000,000 of Senior Subordinated Notes at 10.75% issued in 1996, amortization of deferred financing costs of $42,000 and $1,491,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, interest expense of $4,265,000 and $17,059,000 relating to the borrowings from the Credit Agreement at 8.25% for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, and elimination of existing interest expense (net of interest on other debt) of $12,652,000 and $40,453,000 related to the Company and the sellers for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively.

   c. Reflects increase (decrease) in amortization of intangible assets resulting from the purchase price allocation, deferred taxes recorded and change in amortization period:

                                           YEAR ENDED DECEMBER 31, 1996
                                   --------------------------------------------
                                    INCREASE DUE   DECREASE DUE
                                    TO PURCHASE    TO CHANGE IN
                                       PRICE       AMORTIZATION   NET INCREASE
                                     ALLOCATION      PERIODS       (DECREASE)
                                   -------------- -------------- --------------
                                                   (IN THOUSANDS)
Liberty Acquisition................     $1,699        $(2,399)        $ (700)
Prism Acquisition..................      1,010           (642)           368
Charlotte WTDR/WLYT Acquisition ...        490             --            490
Jackson Acquisitions...............         73             35            108
Greenville and Greensboro
 Acquisitions......................        597           (623)           (26)
Albany Acquisition ................         23             --             23
Hartford Acquisition ..............        910             --            910
Meadows Acquisition................        223           (285)           (62)
Texas Coast Acquisition............      1,067             --          1,067
Delsener/Slater Acquisition........      1,649           (703)           946
Richmond Acquisition...............        905           (340)           565
Sunshine Acquisition ..............      2,169           (104)         2,065
Hearst Acquisition.................        850             --            850
Secret Communications Acquisition        5,257         (2,018)         3,239
                                                                      ------
  Total Pro Forma adjustments .....                                   $9,843
                                                                      ======

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        THREE MONTHS ENDED MARCH 30, 1997
                                   --------------------------------------------
                                    INCREASE DUE   DECREASE DUE
                                    TO PURCHASE    TO CHANGE IN
                                       PRICE       AMORTIZATION   NET INCREASE
                                     ALLOCATION      PERIODS       (DECREASE)
                                   -------------- -------------- --------------
                                                   (IN THOUSANDS)
Liberty Acquisition................
Prism Acquisition..................
Charlotte WTDR/WLYT Acquisition ...
Jackson Acquisitions...............
Greenville and Greensboro
 Acquisitions......................
Albany Acquisition ................     $    6            --          $    6
Hartford Acquisition ..............        152            --             152
Meadows Acquisition................         37         $ (48)            (11)
Texas Coast Acquisition............         89            --              89
Delsener/Slater Acquisition........         --            --              --
Richmond Acquisition...............        226           (85)            141
Sunshine Acquisition ..............        542           (26)            516
Hearst Acquisition.................        212            --             212
Secret Communications Acquisition        1,314          (504)            810
                                                                      ------
  Total Pro Forma adjustments .....                                   $1,915
                                                                      ======

d. To reflect depreciation expense for fixed assets associated with the Texas Coast, Hartford and Richmond Acquisitions as per the Company's depreciation policy.

e. Amortization of $25,000 and $100,000 for acquisition costs associated with the Recent and Pending Acquisitions for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively.

f. To reflect $559,000 in amortization relating to the present value of the Triathlon consulting fees assigned to the Company under the SCMC Termination Agreement for the year ended December 31, 1996.

g. To record incremental corporate overhead charges of $3,713,000 for the year ended December 31, 1996, relating to increases in personnel, professional fees and administrative expenses associated with the increased size of the Company due to the Recent and Pending Acquisitions and the elimination of $1,434,000 for the year ended December 31, 1996, of the corporate overhead of the sellers.

h. Reflects fees of $3,000,000 incurred by Triathlon and payable to SCMC for the year ended December 31, 1996. Future fees may be lesser or greater based upon future acquisition and financing activity by Triathlon. Minimum annual fees will be $1,000,000 per year.

i. Elimination of acquisition related costs of $5,935,000 recorded on the income statement of Liberty for the year ended December 31, 1996, a gain on the sale of assets of $11,920,000 recorded on the books of ABS Greenville Partners, L.P. for the year ended December 31, 1996 and net income tax benefits of $317,000 and $1,612,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively.

j. To record the incremental Series D Preferred Stock and the Series E Preferred Stock dividends issued in January 1997 to finance a portion of the Pending Acquisitions at a rate of 6.5% and 12 5/8%, respectively.

k. To record interest expense of $107,000 and $716,000 for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, in connection with the long-term payments due for the Delsener/Slater Acquisition, the Texas Coast Acquisition and the Sunshine Acquisition.

l. Elimination of LMA fees paid by Secret Communications for WJJJ and WDSY.

m. Elimination of interest expense on Jackson note payable to third party acquired by Capstar.

n. Reflects the issuance of 70,796 shares of Class A common stock in connection with the Sunshine Acquisition for a total value of $2,000,000.

o. To reflect the reduced amortization of goodwill and elimination of LMA fees of the Chancellor Exchange.

(7) CBS Exchange

   To reflect the net effect of the exchange of WHFS-FM for KTXQ-FM and KRRW-FM in the CBS Exchange.

                                 THREE MONTHS ENDED MARCH 31, 1997
                           ----------------------------------------------
                            KTXQ-FM   WHFS-FM                     CBS
                            KRRW-FM   DISPOSAL   ADJUSTMENTS*   EXCHANGE
                           --------- ---------- -------------- ----------
                                          (IN THOUSANDS)
Net broadcast revenues ....  $1,628     $1,688       $  --        $ (60)
Station operating
 expenses..................   1,655      1,025          --          630
Depreciation/amortization .      54        783         729           --
                             ------     ------       -----        -----
Operating income (loss) ...     (81)      (120)       (729)        (690)
Income tax expense.........      32         --          --           32
                             ------     ------       -----        -----
Net income (loss)..........  $ (113)    $ (120)      $(729)       $(722)
                             ======     ======       =====        =====

                                       YEAR ENDED DECEMBER 31, 1996
                              ----------------------------------------------
                               KTXQ-FM   WHFS-FM                     CBS
                               KRRW-FM   DISPOSAL   ADJUSTMENTS*   EXCHANGE
                              --------- ---------- -------------- ----------
                                             (IN THOUSANDS)
Net broadcast revenues........  $9,572     $9,562      $    --      $    10
Station operating expenses ...   7,116      5,828           --        1,288
Depreciation/amortization ....     218      1,548        1,330           --
Other ........................      --        363           --         (363)
                                ------     ------      -------      -------
Operating income..............   2,238      1,823       (1,330)        (915)
Income tax expense (benefit)       783         --           --          783
                                ------     ------      -------      -------
Net income (loss).............  $1,455     $1,823      $(1,330)     $(1,698)
                                ======     ======      =======      =======

--------------
* To eliminate depreciation of KTXQ-FM and KRRW-FM and reflect depreciation of WHFS-FM.

(8) Secret Communications Acquisition

   Reflects the Secret Communications Acquisition after the pending acquisition of WJJJ-FM in Pittsburgh, Pennsylvania by Secret Communications.

   The Company has identified nonrecurring marketing costs of approximately $580,000 in 1996 at the Pittsburgh stations. These costs have not been reflected as a pro forma adjustment.

(9) Charlotte Exchange

   Reflects the pending transfer of WDSY-FM and $20,000,000 in exchange for WRFX-FM in the Charlotte Exchange.

                                         THREE MONTHS ENDED MARCH 31, 1997
                               -----------------------------------------------------
                                  WDSY-FM       WRFX-FM                   CHARLOTTE
                                DISPOSITION   ACQUISITION   ADJUSTMENTS   EXCHANGE
                               ------------- ------------- ------------- -----------
                                             (IN THOUSANDS)
Net revenues...................    $(1,253)      $2,161                     $  908
Station operating expenses ....       (598)       1,656                      1,058
Depreciation, amortization and
 acquisition related costs ....         --          758         $(633)*        125
                                   -------       ------         -----       ------
Operating income...............       (655)        (253)          633         (275)
                                   -------       ------         -----       ------
Net income (loss)..............    $  (655)      $ (253)        $ 633       $ (275)
                                   =======       ======         =====       ======

                                           YEAR ENDED DECEMBER 31, 1996
                               -----------------------------------------------------
                                  WDSY-FM       WRFX-FM                   CHARLOTTE
                                DISPOSITION   ACQUISITION   ADJUSTMENTS   EXCHANGE
                               ------------- ------------- ------------- -----------
                                                   (IN THOUSANDS)
Net revenues...................    $(3,697)      $9,919                     $6,222
Station operating expenses ....     (1,593)       5,478                      3,885
Depreciation, amortization and
 acquisition related costs ....         --        2,907        $(2,407)*       500
                                   -------       ------        -------      ------
Operating income...............     (2,104)       1,534          2,407       1,837
                                   -------       ------        -------      ------
Net income (loss)..............    $(2,104)      $1,534        $ 2,407      $1,837
                                   =======       ======        =======      ======

------------
 * To reflect historical depreciation of WDSY-FM net of decrease in amortization due to the exchange allocation.

                                    GLOSSARY

   "Albany Acquisition" means the acquisition, consummated in January 1997, of substantially all of the assets used in the operation of WYSR-FM, operating in Albany, New York.

   "Capstar Disposition" means the pending sale of the Jackson stations and the Biloxi station.

   "CBS Exchange" means the exchange by the Company, consummated in March 1997 of radio station WHFS-FM, operating in Washington, D.C./Baltimore, Maryland, for KTXQ-FM and KRRW-FM, both operating in Dallas, Texas, and owned by CBS, Inc.

   "Chancellor Exchange" means the pending exchange of the Company's radio stations WBAB-FM, WHFM-FM, WBLI-FM and WGBB-AM, each operating on Long Island, New York, for WFYV-FM and WAPE-FM, both operating in Jacksonville, Florida, and a payment to the Company of $11.0 million in cash.

   "Charlotte Acquisition" means the acquisition, consummated in February 1996, of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina.

   "Charlotte Exchange" means the pending exchange of one radio station in Pittsburgh, Pennsylvania and $20 million in cash for one radio station in Charlotte, North Carolina.

   "Credit Agreement" means the definitive credit agreement the Company entered into on June 23, 1997, which increases amounts available under its senior credit facility to $400.0 million.

   "Dallas Disposition" means the sale, consummated in October 1996, of radio station KTCK-AM, operating in Dallas, Texas.

   "Delsener/Slater Acquisition" means the acquisition, consummated in January 1997, of Delsener/ Slater Enterprises, Ltd., a concert promotion company, and certain affiliated entities (collectively, "Delsener/Slater").

   "Greensboro Acquisition" means the acquisition, consummated in November 1996, of substantially all of the assets of WHSL-FM, operating in Greensboro, North Carolina.

   "Greenville Acquisition" means the acquisition, consummated in June 1996, of substantially all of the assets of WROQ-FM, operating in Greenville-Spartanburg, South Carolina.

   "Greenville Exchange" means the pending exchange of two radio stations in Wichita, Kansas and one radio station in Daytona Beach, Florida for three radio stations in Greenville, South Carolina.

   "Hartford Acquisition" means the pending acquisition by the Company of WWYZ-FM, which operates in Hartford, Connecticut.

   "Hearst Acquisition" means the pending acquisition of two radio stations operating in Pittsburgh, Pennsylvania and two stations in Milwaukee, Wisconsin for cash.

   "Houston Exchange" means the exchange, consummated in December 1996, of the Company's radio station KRLD-AM, operating in Dallas, Texas, and the Company's Texas State Networks for radio station KKRW-FM, operating in Houston, Texas.

   "Jackson Acquisitions" means, collectively, the acquisitions, consummated in the third quarter of 1996, of substantially all of the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi.

   "Liberty Acquisition" means the acquisition, consummated in July 1996, of Liberty Broadcasting Incorporated, which owned and operated or provided programming to or sold advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York; and Richmond, Virginia.

   "Little Rock Disposition" means the pending sale of KOLL-FM, operating in Little Rock, Arkansas, to Triathlon.

   "Louisville Acquisition" means the acquisition, consummated in September 1996, from Prism of substantially all of the assets of WVEZ-FM, WTFX-FM and WWKY-AM, each operating in Louisville, Kentucky.

   "Louisville Dispositions" means the sale, consummated in October 1996, of the three stations acquired in the Louisville Acquisition.

   "Meadows Acquisition" means the acquisition, consummated in March 1997, of the Meadows Music Theater in Hartford, Connecticut.

   "MMR Hartford Acquisition" means MMR's acquisition, consummated in September 1996, of WKSS-FM, operating in Hartford, Connecticut.

   "MMR Merger" means the merger, consummated in November 1996, of a wholly-owned subsidiary of the Company with and into MMR, as a result of which MMR became a wholly-owned subsidiary of the Company.

   "Myrtle Beach Acquisition" means MMR's acquisition of WMYB-FM, operating in Myrtle Beach, South Carolina.

   "Myrtle Beach Disposition" means the pending sale of WYAK-FM and WMYB-FM, both operating in Myrtle Beach, South Carolina.

   "Pending Transactions" means, collectively, the Capstar Disposition, the Richmond Acquisition, the Little Rock Disposition, the Secret Communications Acquisition, the Hearst Acquisition and the Sunshine Acquisition.

   "Prism Acquisition" means the acquisition, consummated in the third quarter of 1996, of substantially all of the assets of Prism used in the operation of ten FM and six AM radio stations located in five markets:
Louisville, Kentucky; Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona; and Wichita, Kansas.

   "Raleigh-Greensboro Acquisitions" means the acquisition, consummated in June 1996, of substantially all of the assets of WMFR-AM, WMAG-FM and WTCK-AM, each operating in Greensboro, North Carolina, and WTRG-FM and WRDU-FM, both operating in Raleigh, North Carolina.

   "Recent Transactions" means, collectively, the MMR Merger, the Greensboro Acquisition, the Liberty Acquisition, the Prism Acquisition, the Jackson Acquisitions, the Greenville Acquisition, the CBS Exchange, the Louisville Acquisition, the Raleigh-Greensboro Acquisitions, the Houston Exchange, the Albany Acquisition, the Delsener/Slater Acquisition, the acquisitions of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina, KTCK-FM, operating in Dallas, Texas, and KYXY-FM, operating in San Diego, California, the Washington Dispositions, the Louisville Dispositions, the Dallas Disposition.

   "Richmond Acquisition" means the acquisition, consummated in July 1997, of ABS Communications L.L.C., which owns or will acquire WVGO-FM, WLEE-FM, WKHK-FM and WBZU-FM, each operating in Richmond, Virginia.

   "Secret Communications Acquisition" means the acquisition of WFBQ-FM, WRZX-FM and WNDE-AM, consummated in April 1997, each operating in Indianapolis, Indiana, and WDVE-FM, WXDX-FM, and WJJJ-FM, consummated in June 1997, each operating in Pittsburgh, Pennsylvania.

   "Sunshine Acquisition" means the acquisition, consummated in June 1997, of Sunshine Promotions, Inc. a concert promotion company, and certain affiliated entities (collectively "Sunshine").

   "Texas Coast Acquisition" means the acquisition, consummated in February 1997, of radio stations KQUE-FM and KNUZ-AM in Houston, Texas.

   "Washington Dispositions" means the sale, consummated in July 1996, of three of the stations acquired from Liberty Broadcasting, each operating in the Washington, D.C./Baltimore, Maryland market.